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                                                                    Exhibit 15.1


December 29, 1998

TC PipeLines, LP
Four Greenspoint Plaza
16945 Northchase Drive
Houston, Texas 77060





We are aware that TC PipeLines, LP has included in its Registration Statement filed with the Securities and Exchange Commission on or about December 30, 1998 our report dated October 13, 1998, covering the unaudited balance sheet of Northern Border Pipeline Company as of September 30, 1998, the related statements of income and cash flows for the three-month and nine-month periods ended September 30, 1998 and 1997, and the related statements of changes in partners' capital for the three-month and nine-month periods ended September 30, 1998. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

                                                     /s/ ARTHUR ANDERSEN LLP